As filed with the Securities and Exchange Commission on March 11, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

USA COMPRESSION PARTNERS, LP

(Exact name of Registrant as specified in its charter)

Delaware	75-2771546
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

100 Congress Avenue, Suite 450
Austin, Texas 78701
(Address of principal executive offices, including zip code)

USA Compression Partners, LP
2013 Long-Term Incentive Plan
(Full title of the plan)

J. Gregory Holloway
Vice President, General Counsel and Secretary
USA Compression Partners, LP
100 Congress Avenue, Suite 450
Austin, Texas 78701
(Name and address of agent for service)

(512) 473-2662
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common units representing limited partner interests	1,410,000	$18.94	$26,705,400	$3,643

(1)               Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional Common Units as may become issuable pursuant to the adjustment provisions of the USA Compression Partners, LP 2013 Long-Term Incentive Plan.

(2)               Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(h) and 457(c) under the Securities Act.  The price for the common units being registered hereby is based on a price of $18.94, which is the average of the high and low trading prices per common unit of USA Compression Partners, LP as reported by the New York Stock Exchange on March 6, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

USA Compression GP, LLC (the “Company”) will send or give to all participants in the USA Compression Partners, LP 2013 Long-Term Incentive Plan (the “Plan”) the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Commission, USA Compression Partners, LP (the “Registrant”) has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Form S-8 Registration Statement (the “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:

(a) The Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act (File No. 333-174803) relating to the Registrant’s Registration Statement on Form S-1, filed with the Commission on January 16, 2013.

(b) The Registrant’s Current Reports on Form 8-K (File No. 001-35779) filed with the Commission on January 18, 2013 and February 12, 2013.

(c) The description of the Registrant’s common units representing limited partner interests contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-35779) filed with the Commission on January 10, 2013, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.

Item 6.  Indemnification of Directors and Officers.

Section 7.8 of the Registrant’s First Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) provides that the Registrant will indemnify and hold harmless (1) the Company, as its general partner, (2) any departing general partner of the Registrant (a “Departing GP”), (3) any person who is or was an affiliate of the Company or a Departing GP, (4) any person who is or was a manager, managing member, director, officer, employee, agent, fiduciary or trustee of the Registrant or a subsidiary, the Company, any Departing GP or any of their affiliates, (5) any person who is or was serving at the request of the Company or a Departing GP or any affiliate of the Company or a Departing GP as a manager, managing member, director, officer, employee, agent, fiduciary or trustee of another person owing a fiduciary duty to the Registrant or its subsidiaries; provided that a person is not an indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, (6) any person who controls the Company or any Departing GP and (7) any person the Company designates as an indemnitee for purposes of the Partnership Agreement (each an “Indemnitee”) to the fullest extent permitted by law (subject to any limitations expressed in the Partnership Agreement) from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, in which any Indemnitee may be involved, or is threatened to be involved. Any indemnification described above will only be made out of the assets of the Registrant. The Company will not be personally liable for such indemnification or have any obligation to contribute or loan any monies or property to the Registrant to enable the Registrant to effectuate indemnification.

To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee in appearing at, participating in or defending any claim, demand, action, suit or proceeding will, from time to time, be advanced by the Registrant, subject to certain conditions. Section 7.8 of the Partnership Agreement also permits the Registrant to purchase and maintain insurance on behalf of the Company, its affiliates, the Indemnitees and any other person as the Company may determine, against any liability that may be asserted against, or expense that may be incurred by, such person in connection with the Registrant’s or its subsidiaries’ activities or such person’s activities on behalf of the Registrant or its subsidiaries, regardless of whether the Registrant would have the power to indemnify such person against such liabilities under the Partnership Agreement.

Subject to any terms, conditions, or restrictions set forth in the Partnership Agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever. As of the date of the Registrant’s initial public offering pursuant to its Registration Statement on Form S-1 (File No. 333-174803), the Company will maintain directors and officers liability insurance for the benefit of its directors and officers.

Item 7.  Exemptions from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

No.	Description
4.1

Certificate of Limited Partnership of USA Compression Partners, LP (incorporated by reference to Exhibit 3.1 to USA Compression Partner, LP’s Registration Statement on Form S-1 filed December 21, 2011 (File No. 333-174803)).

4.2

Certificate of Formation of USA Compression GP, LLC (incorporated by reference to Exhibit 3.3 to USA Compression Partners, LP’s Registration Statement on Form S-1 filed December 21, 2011 (File No. 333-174803)).

4.3

First Amended and Restated Agreement of Limited Partnership of USA Compression Partners, LP (incorporated by reference to Exhibit 3.1 to USA Compression Partners, LP’s Current Report on Form 8-K filed January 18, 2013 (File No. 001-35779)).

4.4

Second Amended and Restated Limited Liability Company Agreement of USA Compression GP, LLC (incorporated by reference to Exhibit 3.2 to USA Compression Partners, LP’s Current Report on Form 8-K filed January 18, 2013 (File No. 001-35779)).

4.5#

USA Compression Partners, LP 2013 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to USA Compression Partners, LP’s Current Report on Form 8-K filed January 18, 2013 (File No. 001-35779)).

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of KPMG LLP

23.2*	Consent of Latham & Watkins LLP (contained in Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included on the signature page to this Registration Statement).

*                                         Filed herewith.
#                                         Compensatory plan, contract or arrangement

Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that (A) paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on March 11, 2013.

USA COMPRESSION PARTNERS, LP

By:	USA Compression GP, LLC,
its General Partner

By:	/s/ Eric D. Long
Eric D. Long
President and Chief Executive Officer

Each person whose signature appears below appoints Eric D. Long, Joseph C. Tusa, Jr. and J. Gregory Holloway, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on March 11, 2013.

Signature	Title

/s/ Eric D. Long	President and Chief Executive Officer (Principal Executive Officer) and Director
Eric D. Long

/s/ Joseph C. Tusa, Jr.	Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
Joseph C. Tusa, Jr.

Director
Jim H. Derryberry

/s/ Robert F. End	Director
Robert F. End

/s/ William G. Manias	Director
William G. Manias

/s/ William H. Shea, Jr.	Director
William H. Shea, Jr.

/s/ Olivia C. Wassenaar	Director
Olivia C. Wassenaar

/s/ Andrew W. Ward	Director
Andrew W. Ward

/s/ Forrest E. Wylie	Director
Forrest E. Wylie

INDEX TO EXHIBITS

No.	Description
4.1

Certificate of Limited Partnership of USA Compression Partners, LP (incorporated by reference to Exhibit 3.1 to USA Compression Partner, LP’s Registration Statement on Form S-1 filed December 21, 2011 (File No. 333-174803)).

4.2

Certificate of Formation of USA Compression GP, LLC (incorporated by reference to Exhibit 3.3 to USA Compression Partners, LP’s Registration Statement on Form S-1 filed December 21, 2011 (File No. 333-174803)).

4.3

First Amended and Restated Agreement of Limited Partnership of USA Compression Partners, LP (incorporated by reference to Exhibit 3.1 to USA Compression Partners, LP’s Current Report on Form 8-K filed January 18, 2013 (File No. 001-35779)).

4.4

Second Amended and Restated Limited Liability Company Agreement of USA Compression GP, LLC (incorporated by reference to Exhibit 3.2 to USA Compression Partners, LP’s Current Report on Form 8-K filed January 18, 2013 (File No. 001-35779)).

4.5#

USA Compression Partners, LP 2013 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to USA Compression Partners, LP’s Current Report on Form 8-K filed January 18, 2013 (File No. 001-35779)).

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of KPMG LLP

23.2*	Consent of Latham & Watkins LLP (contained in Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included on the signature page to this Registration Statement).

*                                         Filed herewith.
#                                         Compensatory plan, contract or arrangement